GTT Reports Second Quarter 2014 Financial Results and Completes Debt Refinancing
Revenue Grew 21% to $48.1 Million; Adjusted EBITDA Increased 67% to $8.6 million
New Senior Bank Facility Expands Borrowing Capacity and Lowers Cost of Debt by 350 Basis Points

McLean, VA, August 7, 2014 - GTT Communications, Inc. (“GTT”) (NYSE MKT: GTT), the leading global cloud networking provider to multinational enterprises, today announced its financial results for the second quarter ended June 30, 2014, and the completed refinancing of its existing debt. Highlights include:

2Q14 Highlights

•	Revenue increased 21 percent to $48.1 million compared to $39.7 million in the second quarter of 2013

•	Gross Margin increased 470 basis points to 38.7% compared to 34.0% in the second quarter of 2013

•	Adjusted Earnings before Interest Taxes Depreciation and Amortization (“EBITDA”)* increased by 67 percent to $8.6 million compared to $5.1 million in the second quarter of 2013

•	Adjusted EBITDA margin improved 490 basis points to 17.8% from 12.9% in the second quarter of 2013

•	Completed a follow-on public offering of 3,450,000 shares of common stock, generating net proceeds of $25.0 million

Debt Refinancing Highlights

•
On August 6, 2014, GTT completed a senior debt financing, replacing all of the existing senior and mezzanine debt with a $170 million facility consisting of: a $110 million term loan, a $15 million revolving line-of-credit, a $15 million delayed draw term loan, and a $30 million accordion

•	Tiered pricing tied to net leverage ratio with initial pricing of 4.5%, as compared to the 8% weighted average rate in the previous debt facilities

•	Eliminated all outstanding warrants by purchasing 1.2 million warrants and converting the remaining 1.2 million warrants into 0.9 million common shares

* See “Annex A: Non-GAAP Financial Information-Adjusted EBITDA” for more information regarding the computation of Adjusted EBITDA.

“We delivered another record quarter with strong revenue and EBITDA increases and incremental margin expansion,” stated Rick Calder, President and CEO. “We are winning new multinational clients and growing our existing client base, and expanding our sales organization within both our Americas and EMEA/APAC business units. We are executing our strategy to extend ubiquitous network connectivity worldwide, to expand our cloud networking service portfolio, and to deliver outstanding service to our clients with simplicity, speed and agility.”

Capital expenditures in the second quarter of $0.9 million, or 1.9% of revenue, supported the growing traffic demand across GTT’s global network. Capital expenditures year-to-date of $2.6 million, or 2.8% of revenue, is consistent with GTT’s capex-light business model which yields high levels of unlevered free cash flow.

“We are very pleased to announce the closing of our senior debt refinancing,” stated Michael Bauer, Chief Financial Officer. “This new facility accomplishes many objectives: it simplifies our capital structure; significantly reduces our overall cost of debt; increases our financial flexibility; and permits us to eliminate the quarterly mark-to-market associated with the mezzanine warrants. We are very excited to continue to grow with Webster Bank who has been a trusted partner and build relationships with our new lending group.”

Webster Bank, N.A. acted as lead arranger and administrative agent on the senior syndicated debt facility. The new banking syndicate includes Webster Bank, East West Bank, Fifth Third Bank, CoBank, CIT, Newstar Financial and CapitalSource.

“Webster is delighted with this transaction and opportunity to continue our very productive relationship with GTT,” stated Andre Paquette, Senior Vice President of Webster Bank. “In leading this financing we found tremendous lender support and enthusiasm to partner with GTT as the company pursues its growth strategy.”

“With the success of our debt refinancing and recent equity follow-on, we have significantly strengthened our balance sheet and financial flexibility,” added Mr. Calder. “We are well positioned for rapid growth in the second half of 2014 as we accelerate toward our next financial objective of $400 million in revenue and $100 million in Adjusted EBITDA.”

Conference Call Information
GTT will hold a conference call today, Thursday, August 7, 2014 at 10:00 a.m. Eastern Time to discuss these results. To participate in the live conference call, interested parties may dial +1.888.438.5453 or +1.719.325.2454, entering passcode 8316202. A simultaneous live webcast of the call will be available over the Internet at www.gtt.net, under the Investor Relations section of the site. A telephonic replay of the conference call will be available for one month and may be accessed by calling +1.888.203.1112 or +1.719.457.0820 and using the passcode 8316202. The webcast will be archived in the investor relations section of the company's web site www.gtt.net.

Forward-Looking Statements
This release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect the current views of GTT Communications, Inc., with respect to current events and financial performance. From time to time, GTT Communications, Inc., which we refer to as “we”, “us” or “our” and in some cases, “GTT” or the “Company”, also provides forward-looking statements in other materials GTT releases to the public or files with the United States Securities & Exchange Commission (“SEC”), as well as oral forward-looking statements. You should consult any further disclosures on related subjects in our quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. Such forward-looking statements are and will be subject to many risks, uncertainties and factors relating to our operations and the business environment that may cause our actual results to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause GTT’s actual results to differ materially from these forward-looking statements include, but are not limited to, the following: our ability to obtain capital; our ability to develop and market new products and services that meet customer demands and generate acceptable margins; our reliance on several large customers; our ability to negotiate and enter into acceptable contract terms with our suppliers; our ability to attract and retain qualified management and other personnel; competition in the industry in which we do business; failure of the third-party communications networks on which we depend; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which we are engaged; our ability to maintain our databases, management systems and other intellectual property; our ability to maintain adequate liquidity and produce sufficient cash flow to fund our capital expenditures and debt service; technological developments and changes in the industry; our ability to complete acquisitions or divestitures and to integrate any business or operation acquired; our ability to overcome significant operating losses; and general economic conditions. Additional information concerning these and other important factors can be found under the heading "Risk Factors" in GTT's annual and quarterly reports filed with the Securities and Exchange Commission including, but not limited to, its Annual Report on Form 10-K. Statements in this release should be evaluated in light of these important factors.

About GTT
GTT operates a global Tier 1 IP network with the most interconnected Ethernet service platform around the world. We provide highly reliable, scalable and secure cloud networking services. Our clients trust us to deliver solutions with simplicity, speed, and agility that are unmatched by other network providers. For more information visit GTT at www.gtt.net.

About Webster
Webster Financial Corporation is the holding company for Webster Bank, N.A. With $21 billion in assets, Webster provides business and consumer banking, mortgages, private banking, trust and investment services through 166 banking offices; 311 ATMs; telephone banking; mobile banking; and the Internet. Webster Bank owns the asset based lending firm Webster Business Credit Corporation; the equipment finance firm Webster Capital Finance Corporation; and provides health savings account trustee and administrative services through HSA Bank, a division of Webster Bank. Member FDIC and equal housing lender. For more information visit the Webster website at www.websterbank.com.

Please contact:

GTT Investor Relations
Jody Burfening/Carolyn Capaccio
1.212.838.3777
ccapaccio@lhai.com

GTT Media Inquiries
Ann Rote
1.703.677.9941
ann.rote@gt-t.net

Consolidated Statements of Operations
(Amounts in thousands, except for share and per share data)

	Three Months Ended		Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Revenue:
Telecommunications services sold	$48,054	$39,729	$95,523	$66,162

Operating expenses:
Cost of telecommunications services provided	29,454	26,226	59,342	43,883
Selling, general and administrative expense	10,692	8,653	20,348	14,018
Restructuring costs, employee termination and other items	—	7,435	—	7,677
Depreciation and amortization	5,476	4,350	11,032	6,745

Total operating expenses	45,622	46,664	90,722	72,323

Operating income (loss)	2,432	(6,935)	4,801	(6,161)

Other income (expense):
Interest expense, net	(2,584)	(1,873)	(4,994)	(3,179)
Loss on debt extinguishment	—	—	—	(706)
Other income (expense), net	589	(1,647)	(8,289)	(2,739)

Total other expense, net	(1,995)	(3,520)	(13,283)	(6,624)

Income (loss) before income taxes	437	(10,455)	(8,482)	(12,785)

(Benefit of) provision for income taxes	(539)	(170)	206	21

Net income (loss)	$976	$(10,285)	$(8,688)	$(12,806)

Earnings (loss) per share:
Basic	$0.04	$(0.46)	$(0.35)	$(0.61)
Diluted	$0.04	$(0.46)	$(0.35)	$(0.61)

Weighted average shares:
Basic	25,635,607	22,495,071	24,556,245	20,889,992
Diluted	27,481,607	22,495,071	24,556,245	20,889,992

GTT Communications, Inc.
Consolidated Balance Sheets
(Amounts in thousands, except for share and per share data)

	June 30, 2014	December 31, 2013

ASSETS
Current assets:
Cash and cash equivalents	$22,538	$5,785
Accounts receivable, net of allowances of $573 and $702, respectively	25,813	22,305
Deferred contract costs	2,743	1,975
Prepaid expenses and other current assets	2,606	2,878
Total current assets	53,700	32,943
Property and equipment, net	17,359	20,450
Intangible assets, net	40,893	43,618
Other assets	7,903	7,726
Goodwill	67,959	67,019
Total assets	$187,814	$171,756
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$21,850	$20,983
Accrued expenses and other current liabilities	18,548	26,999
Short-term debt	6,500	6,500
Deferred revenue	7,357	6,797
Total current liabilities	54,255	61,279
Long-term debt	81,570	85,960
Deferred revenue	1,233	1,480
Warrant liability	18,844	12,295
Other long-term liabilities	1,350	1,232
Total liabilities	157,252	162,246
Commitments and contingencies
Stockholders' equity:
Common stock, par value $.0001 per share, 80,000,000 shares authorized, 27,727,021, and 23,311,023 shares issued and outstanding as of June 30, 2014 and December 31, 2013, respectively	3	2
Additional paid-in capital	105,501	76,014
Accumulated deficit	(74,914)	(66,226)
Accumulated other comprehensive loss	(28)	(280)
Total stockholders' equity	30,562	9,510
Total liabilities and stockholders' equity	$187,814	$171,756

ANNEX A: Non-GAAP Financial Information

EBITDA and Adjusted EBITDA

GTT provides financial measures that are not defined under generally accepted accounting principles in the United States, or GAAP, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), and Adjusted EBITDA. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered in isolation or as alternatives to net earnings or any other performance measures derived in accordance with GAAP or as alternatives to cash flows from operating activities as measures of liquidity.

“Adjusted EBITDA” is defined as EBITDA from continuing operations adjusted to exclude costs associated with employee terminations, stock-based compensation, and certain non-cash or non-recurring items. Management uses EBITDA and Adjusted EBITDA to evaluate operating performance, and this financial measure is among the primary measures used by management for planning and forecasting future periods. GTT further believes that the presentation of EBITDA and Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management and makes it easier to compare our results with the results of other companies that have different financing and capital structures, although GTT’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies do not calculate Adjusted EBITDA in the same fashion.

Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation from, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA:

•	does not reflect capital expenditures, or future requirements for capital and major maintenance expenditures or contractual commitments;

•	does not reflect changes in, or cash requirements for, our working capital needs;

•	does not reflect the significant interest expense, or the cash requirements necessary to service the interest payments, on our debt; and

•	does not reflect cash required to pay income taxes.

The following is a reconciliation of Adjusted EBITDA from Net Income (Loss) (amounts in thousands):

	Three Months Ended		Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Net loss	$976	$(10,285)	$(8,688)	$(12,806)
(Benefit from) provision for income taxes	(539)	(170)	206	21
Interest and other, net	1,995	3,520	13,283	6,624
Depreciation and amortization	5,476	4,350	11,032	6,745
EBITDA	7,908	(2,585)	15,833	584
Restructuring costs, employee termination and other items	—	7,435	—	7,677
Non-cash compensation	656	292	1,145	506
Adjusted EBITDA	$8,564	$5,142	$16,978	$8,767

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